SUB-ITEM 77D

MFS Global Equity Fund, a series of MFS Trust VI, deleted its disclosure under Principal Investment Strategies, "Under normal market conditions, the fund invests in at least three different countries, one of which is the United States," as described in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Global Total Return Fund deleted its disclosure under Principal Investment Strategies, "Under normal market conditions, the fund invests in at least three different countries, one of which is the United States," as described in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-34502 and 811-6102),as filed with the Securities and Exchange Commission via EDGAR on December 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Utilities Fund, a series of MFS Trust VI, changed its disclosure under Investment Objective from "...is to seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities)" to "...is to seek total return," as described in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.